EXHIBIT 99.1


                                                               [GRAPHIC OMITTED]


FOR RELEASE OCTOBER 29, 2001 AT 4:01 PM EST


CONTACT: MILLENNIUM PHARMACEUTICALS, INC.     ILEX ONCOLOGY, INC.
         --------------------------------     -------------------
       Adriana Jenkins (media) 617-761-6996 Jill Scoggins (media) 210-949-8687 Gina Brazier (investor) 617-551-3611 Ann Stevens (investor) 210-949-8230

                    ILEX AND MILLENNIUM AGREE TO RESTRUCTURE
                             OWNERSHIP IN CAMPATH(R)

CAMBRIDGE, Mass. and SAN ANTONIO, Texas (October 29, 2001) -Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) and ILEX(TM) Oncology, Inc. (Nasdaq: ILXO) today announced that they have signed a definitive agreement to restructure their 50-50 joint venture, Millennium & ILEX Partners, L.P. (M&I Partners). As a result of this restructuring, scheduled to close at the end of the year, ILEX will acquire Millennium's equity interest in the companies' partnership, while Millennium will receive a series of payments and take a royalty position. Terms of the agreement include an initial cash payment of $20 million and up to an additional $120 million in scheduled payments to Millennium over the next three years. In addition, to maintain participation in the success of Campath(R), the partnership's humanized monoclonal antibody, Millennium will be entitled to payments based on U.S. sales above certain levels beginning in 2005.

"Millennium considers pipeline ownership to be a key element to building value in our company. The sale of our equity interest in M&I Partners will allow us to invest our resources in product candidates for which we have greater ownership and control over downstream development and commercialization activities, while providing a considerable revenue stream to build our Company," said Mark Levin, president and chief executive officer of Millennium. "We are proud to have successfully accomplished our objectives for Campath by having played a significant role in bringing an important new therapeutic option to patients for whom no other therapies were available."

"Our acquisition of Millennium's equity interest in the Campath joint venture will streamline the continued development of the drug," ILEX Chief Executive Officer Richard L. Love said".

                                     1 of 4

ILEX AND MILLENNIUM AGREE TO RESTRUCTURE OWNERSHIP IN CAMPATH(R)

Campath(R) is our first marketed product, which we believe will serve as the foundation in building a fully integrated oncology pharmaceutical company. It has posted strong sales since its launch and continues to validate ILEX's ability to identify, develop and commercialize promising oncology compounds."

M&I Partners was formed to complete the development and launch of Campath, which occurred on May 30, 2001 in the U.S. and August 6, 2001 in the European Union, where it is marketed under the tradename MabCampath(TM). Campath was developed by M&I Partners in collaboration with Schering AG (NYSE:SHR), which has worldwide sales and marketing rights (excluding Japan and East Asia). In the U.S., Campath is marketed by Berlex Laboratories, Inc., Schering's U.S. affiliate.

TERMS OF THE AGREEMENT
Terms of the agreement include an initial cash payment of $20 million and up to an additional $120 million in scheduled payments to Millennium over the next three years. These payments, which will total $40 million each year from 2002 through 2004, are based on Campath reaching a minimum of $15 million in U.S. sales in each year. Should the $15 million sales threshold not be met by the end of each scheduled payment year, the $40 million payment due will be deferred to the first year in which such threshold is met and added to the cumulative balance due. In addition, Millennium will be entitled to payments based on U.S. sales of Campath above certain levels beginning in 2005.

STRATEGIC IMPACT FOR MILLENNIUM
The restructuring of the M&I partnership, allows Millennium to focus its resources on the downstream development, in-licensing and acquisition of products while building the company's own internal commercial infrastructure, especially within the oncology marketplace, for which the company has promising potential therapeutics in clinical development for a variety of both solid and hematologic malignancies.

As part of its goal to build a major biopharmaceutical company, Millennium is strategically focused on making significant investments in its pipeline, from gene discovery to commercialization, in three key franchise areas; oncology, inflammation and metabolic disease. This strategy is being implemented through a combination of internally derived, in-licensed and acquired products and capabilities. Examples of the success of this approach include promising products and product candidates such as LDP-341, LDP-977, J591 and Campath.

Campath in particular has played an important role in catalyzing the company by providing an opportunity for Millennium to participate in the various essential activities required to bring an important therapeutic to market both in the U.S. and abroad, demonstrating its clear capabilities as one of the few biopharmaceutical companies this year to successfully bring a monoclonal antibody through the regulatory review process. Since its launch in May, Campath has been received very successfully within the oncology market as an important new therapeutic option

                                     2 of 4

ILEX AND MILLENNIUM AGREE TO RESTRUCTURE OWNERSHIP IN CAMPATH(R)

for patients in need and will continue to be developed by ILEX and marketed by Schering AG/Berlex going forward.

STRATEGIC IMPACT FOR ILEX
The acquisition of Millennium's interest in the Campath joint venture takes ILEX closer to realizing its strategic vision of building a leading oncology-focused pharmaceutical company. ILEX is achieving this vision through the aggressive pursuit of commercializing the product candidates in its pipeline of anticancer compounds focused on the treatment of both advanced and early disease.

ILEX is executing its strategy with the continued development and commercialization of Campath through efforts to broaden approved label indications to increase its target markets, by building a diversified pipeline of products in all stages of clinical and preclinical development, through internal drug discovery and translational efforts as well as the licensing of complementary products, technologies or companies, and through the retention of rights to commercialize our product candidates in the U.S. and establishment of commercial arrangements with other companies outside the U.S. The acquisition of Millennium's interest in the Campath joint venture will enable ILEX to exercise an option to co-promote Campath with Schering/Berlex to drive the continued post-marketing clinical development of the drug.

The core of ILEX's strategy is leveraging the Company's expertise in drug development. ILEX has built one of the industry's most experienced drug development organizations focused in oncology. ILEX's capability for conducting clinical trials, networks of clinical investigators and regulatory expertise enable the Company to identify innovative drug candidates and design and oversee clinical trials aimed at obtaining expedited marketing approval in the U.S. and in the EU.

ILEX will hold a conference call to discuss the agreement at 4:30 p.m. EST today, Monday, Oct. 29. The call can be accessed live from the Investors section of the ILEX web site at WWW.ILEXONC.COM. A replay of the call also will be available at the same address starting approximately two hours following the live call and continuing for 24 hours.

ABOUT MILLENNIUM PHARMACEUTICALS
Millennium, a leading biopharmaceutical company, applies its comprehensive and integrated science and technology platform for the discovery and development of breakthrough therapeutic and predictive medicine products, with a goal of delivering personalized medicine. Through the industrialization of this gene-to-patient platform, Millennium is also striving to accelerate the process of drug discovery and development. Headquartered in Cambridge, Massachusetts, Millennium currently employs more than 1,500 people.

ABOUT ILEX
Founded in 1994 as an oncology drug development company, ILEX Oncology Inc., based in San Antonio, Texas, is strategically positioned to become a leading oncology-focused pharmaceutical company. In addition to Campath, ILEX is advancing a deep pipeline of anticancer compounds focused on the treatment of both advanced and early disease. The pipeline comprises multiple

                                     3 of 4

ILEX AND MILLENNIUM AGREE TO RESTRUCTURE OWNERSHIP IN CAMPATH(R)

technologies at all stages of clinical development, including apoptosis-inducing agents, cytotoxic compounds with novel mechanisms of action, angiogenesis inhibitors and chemoprevention agents. ILEX maintains one of the biopharmaceutical industry's most experienced in-house clinical development organizations for oncology drugs, with locations in San Antonio, Texas; Annapolis, Maryland; and Guildford, England. ILEX also conducts drug discovery research in angiogenesis inhibition, medicinal chemistry and nuclear receptor biology from its laboratories in Boston, Massachusetts, and Geneva, Switzerland. Further information about ILEX can be found on the company's web site at www.ilexonc.com.

FOR ILEX: CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995). BECAUSE THESE STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SPECIFICALLY, FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: RISKS THAT THE MILLENNIUM TRANSACTION DOES NOT CLOSE, RISKS ASSOCIATED WITH PRECLINICAL AND CLINICAL DEVELOPMENTS IN THE BIOPHARMACEUTICAL INDUSTRY IN GENERAL AND IN ILEX'S COMPOUNDS UNDER DEVELOPMENT IN PARTICULAR; MARKET ACCEPTANCE OF CAMPATH; THE POTENTIAL FAILURE OF ILEX'S COMPOUNDS UNDER DEVELOPMENT TO PROVE SAFE AND EFFECTIVE FOR TREATMENT OF DISEASE; UNCERTAINTIES INHERENT IN THE EARLY STAGE OF ILEX'S COMPOUNDS UNDER DEVELOPMENT; FAILURE TO SUCCESSFULLY IMPLEMENT OR COMPLETE CLINICAL TRIALS; FAILURE TO RECEIVE MARKETING CLEARANCE FROM REGULATORY AGENCIES FOR OUR COMPOUNDS UNDER DEVELOPMENT; ACQUISITIONS, DIVESTITURES, MERGERS, LICENSES OR STRATEGIC INITIATIVES THAT CHANGE ILEX'S BUSINESS, STRUCTURE OR PROJECTIONS; THE ABILITY OF ILEX TO PREDICT ITS FUTURE EXPENSES AND CAPITAL NEEDS; THE DEVELOPMENT OF COMPETING PRODUCTS; UNCERTAINTIES RELATED TO ILEX'S DEPENDENCE ON THIRD PARTIES AND PARTNERS; AND THOSE RISKS DESCRIBED IN ILEX'S FORM S-3 FILED MAY 1, 2001, AS AMENDED (COMMISSION FILE NO. 333-59954) AND ILEX'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DEC. 31, 2000, AND IN OTHER FILINGS MADE BY ILEX WITH THE SEC. ILEX DISCLAIMS ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

FOR MILLENNIUM: THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS," INCLUDING STATEMENTS ABOUT OUR GROWTH AND FUTURE OPERATING RESULTS, DISCOVERY AND DEVELOPMENT OF PRODUCTS, POTENTIAL ACQUISITIONS, STRATEGIC ALLIANCES AND INTELLECTUAL PROPERTY. VARIOUS RISKS MAY CAUSE MILLENNIUM'S ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING: ADVERSE RESULTS IN OUR DRUG DISCOVERY AND CLINICAL DEVELOPMENT PROCESSES; FAILURE TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES; COMMERCIAL LIMITATIONS IMPOSED BY PATENTS OWNED OR CONTROLLED BY FIRST PARTIES; OUR DEPENDENCE UPON STRATEGIC ALLIANCE PARTNERS TO DEVELOP AND COMMERCIALIZE PRODUCTS AND SERVICES BASED ON OUR WORK; DIFFICULTIES OR DELAYS IN OBTAINING REGULATORY APPROVALS TO MARKET PRODUCTS AND SERVICES RESULTING FROM OUR DEVELOPMENT EFFORTS; AND THE REQUIREMENT FOR SUBSTANTIAL FUNDING TO CONDUCT RESEARCH AND DEVELOPMENT AND TO EXPAND COMMERCIALIZATION ACTIVITIES. FOR A FURTHER LIST AND DESCRIPTION OF THE RISKS AND UNCERTAINTIES WE FACE, SEE THE REPORTS WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE DISCLAIM ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.